Exhibit 99.1

Gloo Holdings, Inc. Reports Fourth Quarter and Fiscal 2025 Financial Results

Achieves Q4 2025 Revenue of $33.6 million, exceeding guidance and analyst consensus

Raises fiscal year 2026 Revenue guidance to $190 million

Expects more than 30% sequential improvement in Adjusted EBITDA from Q4 25 to Q1 26

Accelerates progress toward Adjusted EBITDA profitability

BOULDER, Colorado – April 14, 2026 – Gloo Holdings, Inc. (Nasdaq: GLOO), a leading technology platform for the faith and flourishing ecosystem, today announced financial results for the quarter and year ended January 31, 2026. The company reaffirmed first quarter guidance and Adjusted EBITDA guidance and raised fiscal year 2026 revenue guidance to $190 million.

“We closed fiscal 2025 with a strong quarter that exceeded both our revenue guidance and analyst expectations. These results are particularly meaningful as they reflect our progress towards Adjusted EBITDA profitability and how AI is accelerating our momentum,” said Scott Beck, CEO of Gloo. “AI can unlock enormous possibilities for ministries, network capability providers and churches to grow their reach and impact, but only if they have access to the right tools. We believe that our focus on applied AI and bringing agentic workflows to the faith and flourishing sector uniquely positions us to capture that opportunity, while advancing our purpose of serving those who serve.”

Fourth Quarter and Fiscal 2025 Financial Highlights

•
Raised proceeds of $72.3 million, net of underwriting fees and discounts, in conjunction with the company’s initial public offering (IPO), completed in the fourth quarter of 2025. Additionally, converted $143.1 million of debt and related accrued interest amounts to equity in conjunction with the company’s IPO, significantly strengthening the company's balance sheet.
•
Total revenue for the fourth quarter was $33.6 million, representing 418% growth, compared to the prior year period, beating quarterly consensus of $31.6 million. Total revenue for fiscal 2025 was $94.7 million, representing 308% growth compared to fiscal 2024.
•
Platform revenue for the fourth quarter and fiscal 2025 totaled $20.1 million and $57.2 million, up 219% and 150%, respectively, compared to the prior year periods.
•
Platform solutions revenue for the fourth quarter and fiscal 2025 totaled $13.5 million and $37.5 million, up $13.3 million and $37.1 million, respectively compared to prior year periods.
•
Net loss of $48.6 million and $158.7 million, for the fourth quarter and fiscal 2025, respectively. This compares to net loss of $44.8 million and $85.8 million for the fourth quarter and fiscal 2024, respectively.
•
There were meaningful non-cash charges in the fourth quarter. Adjusting for these, non-GAAP net loss attributable to stockholders of Gloo Holdings, Inc. was $39.4 million for the fourth quarter of 2025. This compares to non-GAAP net loss attributable to members of Gloo Holdings, LLC of $50.4 million for the fourth quarter of 2024.
•
Adjusted EBITDA was negative $18.6 million for the fourth quarter, beating consensus estimates of negative $18.7 million. This is on the better end of the company's guidance range of negative $19.0 million to negative $18.5 million.

“Last quarter, we said we expected to end 2025 on a positive note, and our results confirm exactly that, reflecting strong execution and financial discipline. We achieved impressive year-over-year growth, and Q4 2025 revenue that exceeded both our guidance and analyst consensus, and Adjusted EBITDA at the better end of our range,” said Paul Seamon, CFO of Gloo. “Looking ahead, our Q1 2026 guidance and sequential improvement in Adjusted EBITDA keeps us firmly on track for delivering Adjusted EBITDA profitability by Q4 2026.”

Business Highlights

•
Advancing Leadership in Applied AI - Gloo is advancing leadership in applied AI by leveraging the latest innovations in agentic AI,foundational models and services from top AI companies, combining them with Gloo platform capabilities. As part of this strategy, Gloo takes on and modernizes customer technology and operations, applying agentic AI to deliver better outcomes at lower cost for customers, with strong margins and highly durable revenue streams for Gloo.
•
As co-host of the Missional AI Conference, previewed two new projects, including a faith-based adversarial evaluator as part of its FAI Initiative and a Language Integration Protocol (LIP) project to standardize AI training in new languages.
•
Published the peer-reviewed Flourishing AI Christian (FAIC) Benchmark report, outlining the methodology and research behind how AI outputs measure to a Christian worldview.
•
Launched Gloo AI Studio in March, providing a production-grade AI development platform to faith-based and mission-driven developers.
•
Strategic Acquisitions - The company continues to execute on its strategic acquisition strategy, further increasing the value and reach of the Gloo platform.
•
Announced a definitive agreement to acquire Enterprisemarketdesk (EMD), a leading Workday Services Partner that provides consulting and implementation services to small and mid-sized enterprises. This expands Gloo’s enterprise technology capabilities and strengthens the Gloo 360 value proposition as the technology infrastructure management service of choice for the faith and flourishing ecosystem.
•
Successful completion of Westfall Group acquisition, a leading platform for major donor engagement in the faith and flourishing ecosystem, expanding Gloo’s capabilities in donor development and strengthening synergies with Masterworks, which was acquired in 2025.
•
Customer Momentum - Gloo continued to close deals in the fourth quarter of fiscal 2025 at over $1 million in annual contract value. Key examples include new agreements with InterVarsity, and Jessup University.
•
Announced new strategic technology partnership with InterVarsity Christian Fellowship/USA, deploying Gloo 360 to power their enterprise technology operations. This enables InterVarsity to spend less time managing systems and more time engaging students and faculty across 700+ U.S. campuses.
•
Partnered with Jessup University to modernize its operational and technology foundation, creating the capacity to invest directly in student success initiatives while strengthening marketing, enrollment growth, and retention outcomes.
•
We also expanded our partnership with YouVersion in Brazil, establishing a co-located engineering presence alongside their Regional Hub, to strengthen cultural alignment with their team while building engineering capacity in the region.

Fiscal Year 2026 Outlook

Gloo is reaffirming revenue guidance for its first quarter to be $36 million, which represents a nearly tripling of revenue growth over the prior year period. For fiscal year 2026, Gloo is raising guidance to $190 million, which represents a more than doubling over the prior year period. Adjusted EBITDA is expected to be negative $12 million for the first quarter of 2026 which is more than 30% sequential improvement in Adjusted EBITDA from Q4 25 to Q1 26. The company continues to expect to approach Adjusted EBITDA breakeven in third quarter 2026, and remains confident in achieving Adjusted EBITDA profitability in fourth quarter 2026.

Gloo has not provided a reconciliation of its forward outlook for Adjusted EBITDA to its most directly comparable GAAP financial measure in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Gloo is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to interest expense and changes in fair value of certain financial instruments, as well as equity-based compensation and employee stock transactions and related tax effects.

Conference Call Information

Gloo will conduct a conference call with analysts and investors to discuss its fourth quarter and fiscal 2025 financial results and current financial prospects today at 5 p.m. ET. Participants may access the conference call via webcast using the Gloo Webcast link. The webcast will be recorded and available for replay. The link and recording will also be available on the Investor Relations section of the Gloo website at investors.gloo.com.

About Gloo

Gloo (Nasdaq: GLOO) is a leading technology platform serving the faith and flourishing ecosystem. Gloo helps missional organizations amplify their impact by powering their technology and expanding their reach, so that people flourish and organizations thrive. The Company’s values-aligned AI platform modernizes systems, workflows and data, while its marketing and donor solutions expand reach, awareness and long-term giving for mission-based organizations. Based in Boulder, Colorado, Gloo serves over 140,000 faith, ministry,and nonprofit leaders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our growth prospects, our ability to achieve Adjusted EBITDA profitability, the impact of AI on the faith and flourishing sector and on our business and growth prospects, market share gains, our acquisition strategy and business initiatives, and our outlook for the fourth quarter and fiscal year of 2025. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Prospectus dated November 18, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2025, and in the other documents we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on December 23, 2025, and our annual report on Form 10-K, which we expect to file with the SEC on or around the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Gloo has provided in this press release and the accompanying tables the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net loss attributable to stockholders and members of Gloo Holdings Inc. and Gloo Holdings, LLC, respectively and non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC.

Gloo uses Adjusted EBITDA to evaluate its core operating performance, support planning and forecasting, and assess strategic opportunities. In addition, Gloo may use Adjusted EBITDA in its incentive compensation programs applicable to some of its employees. Accordingly, Gloo believes that Adjusted EBITDA may provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making.

Adjusted EBITDA is defined as net loss adjusted to exclude (1) interest expense, (2) income tax expense (benefit), (3) depreciation and amortization, (4) equity-based compensation, (5) impairment of goodwill, (6) loss (gain) from change in fair value of financial instruments, (7) restructuring costs, (8) transaction related bonuses, (9) loss on extinguishment of debt, (10) income (loss) from equity method investments, net, (11) interest income, (12) IPO related costs, and (13) one-time employee tax credit, that are not reflective of Gloo's core operating results.

Gloo also presents non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC, because it believes that these measures may similarly provide useful information to investors about its business and financial performance, enhance its overall understanding of our past performance and future prospects, and allow for greater transparency with respect to this measure used by Gloo management in their financial and operational decision making. Management also believes that these measures are commonly used by securities analysts, investors and other interested parties in the evaluation of the Company's performance.

Non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc and Gloo Holdings, LLC, respectively, and non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings Inc. (Class A and Class B) and members of Gloo Holdings, LLC, are defined as net loss attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and members of Gloo Holdings, LLC and net loss per unit available to members of Gloo Holdings, LLC, respectively, adjusted to exclude the impact of (1) loss (gain) from change in fair value of financial instruments, (2) loss on extinguishment of debt, (3) other non-routine items, such as IPO related costs, and (4) the income tax expense (benefit) impact of other adjustments, if any. Non-GAAP net loss per unit available to members of Gloo Holdings, LLC, basic and diluted, includes adjustments made to (U.S. GAAP) net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively. The Company has made these non-GAAP adjustments because it believes that these charges are not reflective of its core operating results.

The non-GAAP financial measures included in this press release are not measurements of financial performance under U.S. GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with U.S. GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-routine items. These non-GAAP measures have limitations as analytical tools, and investors should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under U.S. GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Investors are encouraged to review the most directly comparable GAAP measure and the Company's condensed consolidated financial statements and related notes included in Part II, Item 8 of the Annual

Report on Form 10-K for the year ended January 31, 2026, which Gloo expects to file with the SEC on or around the date of this press release.

Investor Relations

investor@gloo.us

Gloo Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	January 31,
	2026	2025
	(in thousands, except share and unit data)
ASSETS
Current assets:
Cash and cash equivalents	$57,307	$13,592
Restricted cash	255	252
Accounts receivable, net of allowance for credit losses of $75 and $68, respectively	10,697	623
Inventory, net	1,397	1,460
Contract assets	1,259	—
Prepaid expenses and other current assets	4,689	2,388
Total current assets	75,604	18,315
Property and equipment, net	4,166	2,303
Capitalized software, net	30,078	23,578
ROU operating lease asset	8,705	3,835
Long-term investments	100	33,252
Other non-current assets	370	209
Intangible assets, net	37,283	11,431
Goodwill	107,353	27,901
Total assets	$263,659	$120,824

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$9,356	$3,613
Accrued compensation	8,397	4,538
Accrued liabilities	6,414	3,521
Acquisition-related liabilities, current	2,056	1,350
Deferred revenue	14,581	3,725
Debt, current	5,812	3,177
Lease liabilities, current	1,925	685
Total current liabilities	48,541	20,609
Acquisition-related liabilities, non-current	1,346	100
Debt, non-current	29,485	66,959
Lease liabilities, non-current	7,076	3,095
Derivative liability	399	832
Deferred income taxes	4,353	1,911
MW Call Option	12,858	8,793
Other non-current liabilities	1,919	4,633
Total liabilities	105,977	106,932

Mezzanine Equity:
Series A Preferred Units, no par value; no units authorized, issued or outstanding, with zero liquidation preference as of January 31, 2026; and 39,250,615 authorized, 37,809,982 units issued, and 37,532,207 units outstanding, with an aggregate liquidation preference of $432.7 million as of January 31, 2025	—	351,887
Redemable NCI	3,559	—
Total mezzanine equity	3,559	351,887

Stockholders' and Members’ Equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued or outstanding as of January 31, 2026	—	—
Common member units, no par value; no units authorized, issued or outstanding as of January 31, 2026; and 13,217,025 units authorized and 8,201,191 units issued and outstanding as of January 31, 2025	—	—
Class A, $0.001 par value, 5,000,000,000 shares authorized, and 11,405,352 issued and outstanding as of January 31, 2026	11	—
Class B, $0.001 par value, 100,000,000 shares authorized, 69,465,772 issued and 69,166,937 outstanding as of January 31, 2026	70	—
Treasury stock, at cost; 298,835 shares as of January 31, 2026; and no shares as of January 31, 2025	(3,771)	—
Additional paid-in capital	178,619	23,591
Accumulated deficit	(40,119)	(368,312)
Accumulated other comprehensive income	364	—
Equity attributable to stockholders' and members’	135,174	(344,721)
Equity attributable to noncontrolling interests	18,949	6,726
Total stockholders' and members’ equity	154,123	(337,995)
Total liabilities, mezzanine equity, and stockholders' and members’ equity	$263,659	$120,824

Gloo Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(in thousands, except share, per share, unit, and per unit data)
Revenue:
Platform revenue	$20,143	$6,323	$57,208	$22,873
Platform solutions revenue	13,490	173	37,452	330
Other revenue	—	—	—	13
Total revenue	33,633	6,496	94,660	23,216
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	25,739	5,417	71,554	19,749
Product development	6,878	3,594	23,744	13,551
Sales and marketing	12,387	6,478	36,354	22,619
General and administrative	20,538	4,784	60,016	15,098
Depreciation and amortization	3,117	2,154	11,163	7,714
Impairment of goodwill	—	27,753	—	27,753
Total operating expenses	68,659	50,180	202,831	106,484
Operating loss	(35,026)	(43,684)	(108,171)	(83,268)
Other expense (income):
Interest expense	1,954	1,884	14,347	4,738
Other income, net	(2,037)	(150)	(2,367)	(687)
Loss (gain) from change in fair value of financial instruments	13,025	(543)	33,528	(1,301)
Loss on extinguishment of debt	—	—	7,473	—
Total other expense (income), net	12,942	1,191	52,981	2,750
Net loss before income taxes	(47,968)	(44,875)	(161,152)	(86,018)
Income tax (expense) benefit	(680)	236	(362)	796
Income (loss) from equity method investments, net	—	(143)	2,782	(580)
Net loss	(48,648)	(44,782)	(158,732)	(85,802)
Less: net income (loss) attributable to noncontrolling interests	681	(113)	(1,604)	(113)
Net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	$(49,329)	$(44,669)	$(157,128)	$(85,689)

Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.77)	$(6.14)	$(8.03)	$(13.65)
Weighted-average common shares (Class A and Class B) of Gloo Holdings, Inc. and units of Gloo Holdings, LLC used to compute net loss per share and unit, respectively, basic and diluted	65,596,225	8,125,002	22,696,229	7,764,474

Gloo Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Year Ended January 31,
	2026	2025
	(in thousands)
Operating activities:
Net loss	$(158,732)	$(85,802)
Adjustments to reconcile net loss attributable to common stockholders and members to net cash used in operating activities:
Equity-based compensation expense	15,450	3,787
Depreciation and amortization	11,163	7,714
Amortization of deferred financing costs	3,249	692
Provision for expected credit losses	396	64
Provision for inventory write-offs	123	274
Lease expense	2,098	1,179
Deferred income taxes	(140)	(796)
Loss (gain) from change in fair value of financial instruments	33,528	(1,301)
(Income) loss from equity method investments, net	(2,782)	580
Loss on extinguishment of debt	7,473	—
Debt assumed through PIK interest	3,474	1,381
Impairment of goodwill	—	27,753
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,864)	(236)
Prepaid expenses and other current assets	(40)	(1,173)
Other non-current assets	(1,249)	(50)
Accounts payable	2,814	(63)
Accrued expenses and other current liabilities	3,820	(904)
Deferred revenue	1,611	1,571
Other non-current liabilities	109	(804)
Net cash used in operating activities	(80,499)	(46,134)
Investing activities:
Purchases of property and equipment	(1,189)	(425)
Capitalized internal-use software costs	(12,822)	(10,169)
Purchases of equity method investments	—	(2,401)
Acquisitions, net of cash acquired	(10,234)	(1,931)
Net cash used in investing activities	(24,245)	(14,926)
Financing activities:
Payments on debt	(4,316)	(230)
Proceeds from debt	81,925	60,680
Payments of deferred financing costs	(85)	(87)
Proceeds from Member Advances received, net	5,000	489
Proceeds from Series A Preferred Units issuance	817	—
Proceeds from exercise of common stock and common unit options	639	325
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	64,991	—
Net cash provided by financing activities	148,971	61,177
Effect of exchange rate changes on cash and cash equivalents	(509)	—
Net increase in cash, cash equivalents and restricted cash	43,718	117
Cash, cash equivalents, and restricted cash
Beginning of period	13,844	13,727
End of period	$57,562	$13,844
Supplemental disclosures of cash flow information:
Cash paid for interest	$4,013	$3,442
Cash paid for taxes, net of refunds	167	—
Supplemental disclosure of non-cash investing and financing activity:
ROU assets obtained in acquisition	2,206	—
ROU assets obtained in exchange for new lease liabilities	1,934	—

Gloo Holdings, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited)

The following tables provide a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures for the periods presented:

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(in thousands)
Net loss attributable to common stockholders and members	$(49,329)	$(44,669)	$(157,128)	$(85,689)
Net income (loss) attributable to noncontrolling interests	681	(113)	(1,604)	(113)
Net loss	(48,648)	(44,782)	(158,732)	(85,802)
Adjusted to exclude:
Interest expense	1,954	1,884	14,347	4,738
Income tax expense (benefit)	680	(236)	362	(796)
Depreciation and amortization	3,117	2,154	11,163	7,714
Equity-based compensation	10,522	377	15,450	3,787
Impairment of goodwill	—	27,753	—	27,753
Loss (gain) from change in fair value of financial instruments	13,025	(543)	33,528	(1,301)
Restructuring costs	1,680	687	1,680	687
Transaction related bonuses	—	—	732	—
Loss on extinguishment of debt	—	—	7,473	—
Income (loss) from equity method investments, net	—	143	(2,782)	580
Interest income	(713)	(146)	(1,023)	(665)
IPO related costs	1,117	—	4,738	—
One-time employee tax credit	(1,285)	—	(1,285)	—
Adjusted EBITDA	$(18,551)	(12,709)	$(74,349)	$(43,305)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
	(in thousands, except share, per share, unit, and per unit data)
Net loss	$(48,648)	$(44,782)	$(158,732)	$(85,802)
Net income (loss) attributable to noncontrolling interests	681	(113)	(1,604)	(113)
Net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	(49,329)	(44,669)	(157,128)	(85,689)
Less: Undeclared cumulative dividends on Series A Preferred Units	1,229	5,185	17,694	20,264
Less: Deemed dividend for conversion of Member Advance	—	—	7,400	—
Net loss available to common stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively, basic and diluted	(50,558)	(49,854)	(182,222)	(105,953)
Adjusted to exclude:
Loss (gain) from change in fair value of financial instruments	13,025	(543)	33,528	(1,301)
IPO related costs	1,117	—	4,738	—
Loss on extinguishment of debt	—	—	7,473	—
Income tax impact(1)	(2,970)	—	(2,970)	—
Non-GAAP net loss attributable to stockholders and members of Gloo Holdings, Inc. and Gloo Holdings, LLC, respectively	(39,386)	(50,397)	(139,453)	(107,254)
Weighted average number of common units outstanding, basic and diluted	65,596,225	8,125,002	22,696,229	7,764,474
Net loss per share attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.77)	$(6.14)	$(8.03)	$(13.65)
Non-GAAP net loss per unit attributable to common stockholders of Gloo Holdings, Inc. (Class A and Class B) and units of members of Gloo Holdings, LLC, respectively	$(0.60)	$(6.20)	$(6.14)	$(13.81)

(1) The adjustments to net loss attributable to members of Gloo Holdings, LLC relate to accounting transactions that are exclusive to Gloo Holdings, LLC, a nontaxable entity, prior to the Corporate Reorganization. Subsequent to the Corporate Reorganization, Gloo Holdings, Inc. was subject to tax.